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                         AMENDMENT NO. 1 TO RIGHTS AGREEMENT


    THIS AMENDMENT NO. 1 (this "Amendment"), dated as of April 17, 1997, to the Rights Agreement, dated as of February 26, 1992 (the "Rights Agreement"), between The Immune Response Corporation, a Delaware corporation (the "Company"), and Harris Trust Company of California, as assignee of ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent"), is made with reference to the following facts:

    A. The Company and the Rights Agent have heretofore entered into the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may, from time to time, supplement or amend the Rights Agreement in accordance with the provisions of such Section.

    B. The Board of Directors of the Company has determined that it is in the best interests of the Company to enter into those two certain Unit Purchase Agreements, dated as of April 15, 1997 (the "Unit Purchase Agreements"), one between the Company and Dennis J. Carlo, and the other between the Company and Kevin B. Kimberlin, both individuals (the "Investors").

    C. As a condition to entering into the Unit Purchase Agreements, the Company is obligated to amend the Rights Agreement such that, with respect to the execution of and the consummation of the transactions contemplated by the Unit Purchase Agreements, Kevin B. Kimberlin is not or will not become an "Acquiring Person" and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur.

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

    1. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended in its sub-section (ii) to read as follows:

         (ii) the term Acquiring Person shall not mean (A) the Company, (B) any subsidiary of the Company (as such term is hereinafter defined), (C) any

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    employee benefit plan of the Company or any of its subsidiaries, (D) any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan or (E) Kevin B. Kimberlin, an individual, as a result of the execution of the Unit Purchase Agreement, dated as of April 15, 1997, between Kevin B. Kimberlin and the Company (the "Unit Purchase Agreement"), or as a result of the consummation of any of the transactions contemplated by the Unit Purchase Agreement; and

    2. The first sentence of Section 3(a) of the Rights Agreement is hereby amended by adding the following to the end of such sentence:

         ; PROVIDED, HOWEVER, that in no event shall a Distribution Date be deemed to occur as a result of the execution of the Unit Purchase Agreement or as a result of the consummation of any of the transactions contemplated by the Unit Purchase Agreement.

    3. No "Stock Acquisition Date" shall be deemed to occur under the Rights Agreement as a result of the execution of the Unit Purchase Agreements or as a result of the consummation of any of the transactions contemplated by the Unit Purchase Agreements.

    4. All amendments made to the Rights Agreement in this Amendment shall be deemed to apply retroactively as well as prospectively.

    5. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with all laws of such State applicable to contracts to be made and performed entirely within such State.

    6. This Amendment may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


Attest:                            THE IMMUNE RESPONSE CORPORATION


By: /s/ David J. Vandertie         By: /s/ Charles J. Cashion
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Title:  Controller                 Title: Vice President
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Attest:                            HARRIS TRUST COMPANY OF CALIFORNIA


By: /s/ Michael Goedecke           By: /s/ John Castellanos
   ------------------------           ---------------------------
Title: Asst. Vice President        Title: Asst. Vice President
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